CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-92594, 33-92596, 33-92598, 33-92600, 33-92602, 33-92604,
33-92606, 33-92610, 33-92612, 33-92614, 33-92616, 33-92618, 33-92620, 33-92626,
33-92628, 33-92630, 33-92674, 33-93178, 333-19055, 333-22743, 333-22995,
333-24179 of U.S. Industries, Inc. of our report dated November 11, 1996, except for Note 18, as to which the date is December 12, 1996, with respect to the consolidated/combined financial statements and schedule included in U.S. Industries, Inc.'s Annual Report on Amended Form 10-K for the year ended September 30, 1996.


ERNST & YOUNG LLP

New York, New York
April 18, 1997